Exhibit 10.1

AMENDMENT NO. 5 TO THIRD AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 5 TO THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of March 20, 2015 (this “Amendment”), is by and among:

(a) Tenneco Automotive RSA Company, a Delaware corporation (“Seller”),

(b) Tenneco Automotive Operating Company Inc., a Delaware corporation (“Tenneco Operating”), as Servicer (the “Servicer” and, together with Seller, the “Seller Parties”),

(c) Chariot Funding LLC (as successor by merger to Falcon Asset Securitization Company LLC), a Delaware limited liability company (“Chariot”), and Liberty Street Funding LLC, a Delaware limited liability company, as Conduits (each, a “Conduit”),

(d) The entities party hereto as “Committed Purchasers” (the “Committed Purchasers” and together with the Conduits, the “Purchasers”),

(e) The Bank of Nova Scotia (“Scotiabank”), Wells Fargo Bank, N.A. (“Wells Fargo”) and JPMorgan Chase Bank, N.A. (“JPMorgan”), as Co-Agents (each a “Co-Agent”), and

(f) JPMorgan, in its capacity as administrative agent under the Receivables Purchase Agreement (as defined below) (in such capacity, together with its successors and assigns, the “Administrative Agent” and, together with each of the Co-Agents, the “Agents”), and consented to by Wells Fargo, as Second Lien Agent under the Intercreditor Agreement (as defined below) (in such capacity, together with its successors and assigns, the “Second Lien Agent”).

W I T N E S S E T H :

WHEREAS, Seller, Servicer, the Purchasers, the Co-Agents and the Administrative Agent are parties to that certain Third Amended and Restated Receivables Purchase Agreement dated as of March 26, 2010 (as heretofore amended, the “Receivables Purchase Agreement”);

WHEREAS, Seller, Servicer, the Administrative Agent, as First Lien Agent, and the Second Lien Agent are parties to that certain Intercreditor Agreement dated as of March 26, 2010 (as heretofore amended, the “Intercreditor Agreement”);

WHEREAS, the parties wish to amend the Receivables Purchase Agreement and extend the facility evidenced thereby on the terms and subject to the conditions set forth herein; and

WHEREAS, the Purchasers and Agents are willing to agree to, and the Second Lien Agent is willing to consent to, such amendments and extension subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have their meanings as attributed to such terms in the Receivables Purchase Agreement.

2. Amendments. Upon satisfaction of the conditions precedent set forth in Section 3 hereof, the Receivables Purchase Agreement is hereby amended as of the Effective Date as follows:

(a) Section 5.1(p) of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(p) Not an Investment Company. Such Seller Party is not and, will not as a result of the transactions contemplated hereby be, required to register as an “investment company” under the Investment Company Act of 1940, as amended, in reliance, in the case of the Seller, on the exception contained in Section 3(c)(5) thereunder and such Seller Party is not a “covered fund” as defined under the Volcker Rule under C.F.R. 75.10(c)(8).”

(b) Clauses (b) and (c) of Section 14.5 of the Receivables Purchase Agreement are amended and restated in their entireties to read, respectively, as follows:

“(b) Each of the Agents and Purchasers agrees to keep confidential all non-public information provided to it by either Seller Party pursuant to this Agreement that is designated by such Seller Party as confidential, except to the extent permitted to be disclosed pursuant to clause (c) of this Section 14.5.

(c) Each of the Seller Parties, the Agents and the Purchasers hereby consents to the disclosure of any nonpublic information with respect to it (i) to Performance Guarantor, the Agents and the Purchasers, (ii) by a Seller Party, the Agents or the Purchasers to any prospective or actual assignee or participant of any of them; provided that such assignee or participant agrees to be bound by the terms of this Section 14.5, (iii) by the Agents or Conduits, to any rating agency (including, without limitation, any nationally recognized statistical rating organization in compliance with Rule 17g-5 under the Securities Exchange Act of 1934), Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which either of the Co-Agents or one of its Affiliates acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing; provided that each such Person is informed of the confidential nature of such information, (iv) by the Purchasers and the Agents pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law), (v) by a Seller Party, the Agents or the Purchasers to their respective accountants, legal counsel and other advisors; provided that each such Person is informed of the confidential nature of such information, (vi) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder and (vii) by any Conduit (or any administrative agent on its behalf) and its officers and employees to any collateral trustee appointed by such Conduit to comply with Rule 3a-7 under the Investment Company Act of 1940, provided such collateral trustee is informed of the confidential nature of such information and such collateral trustee shall have entered into a written agreement with such Conduit containing customary provisions obligating such collateral trustee to maintain the confidentiality of information disclosed to it by such Conduit.”

(c) Section 14.15 of the Receivables Purchase Agreement is amended and restated in its entirety to read as follows:

“Section 14.15 Security Interest. Notwithstanding any other provision of this Agreement to the contrary, (i) any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Purchaser Interest and any rights to payment of Capital and Yield) under this Agreement to secure obligations of such Purchaser to a Federal Reserve Bank, and (ii) any Conduit may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Purchaser Interest and any rights to payment of Capital and Yield) under this Agreement to a collateral trustee in order to comply with Rule 3a-7 under the Investment Company Act of 1940 (as amended), in each case, without notice to or consent of the Seller, any other Purchaser or the Agent; provided that no such pledge or grant of a security interest shall release a Purchaser from any of its obligations hereunder, or substitute any such pledgee or grantee for such Purchaser as a party hereto.”

(d) The definition of “Eligible Receivable” appearing in Exhibit I to the Receivables Purchase Agreement is amended to add the following as new clause (xix) and to renumber existing clauses (xix) and (xx) as clauses (xx) and (xxi), respectively:

“(xix) which is not an obligation to pay for (i) prototypes or services rendered in connection with building prototypes, (ii) tooling or equipment purchased or built by an Originator for the purpose of manufacturing products for an Obligor nor (iii) services rendered in connection with building tooling for the purposes of manufacturing products for an Obligor; provided, however, that up to $5,000,000 of Receivables of the type described in the foregoing subclause (ii) or (iii) of this clause (xix) may be treated as Eligible Receivables if the PPAP (production part approval process) for such Receivables has been completed and they meet the other criteria set forth in this definition,”

(e) The following definitions appearing in Exhibit I to the Receivables Purchase Agreement are hereby amended and restated in their entireties to read, respectively, as follows:

“Concentration Limit” means, at any time, for any Obligor, 3.6% of the aggregate Outstanding Balance of all Eligible Receivables after subtracting the Pass Through Reserve, the Warranty Reserve, the Sales-Promotion Reserve and the Price Give Back Accrual, or such other higher amount (a “Special Concentration Limit”) for such Obligor designated by the Administrative Agent; provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; provided, further, that any Agent may, upon not less than ten (10) Business Days’ notice to Seller, cancel any Special Concentration Limit. As of March 20, 2015, and subject to cancellation as described above, (i) any Obligor and its Affiliates shall have a Special Concentration Limit equal to 6% of aggregate Outstanding Balance of all Eligible Receivables after subtracting the Pass Through Reserve, the Warranty Reserve, the Sales-Promotion Reserve and the Price Give Back Accrual, so long as such Obligor’s long term debt ratings equal or exceed “BBB-” from Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”) and “Baa3” from Moody’s Investors Service, Inc. (“Moody’s”); and (ii) the Special Concentration Limits of (a) Ford Motor Company and its Affiliates shall be equal to 9.0% of the aggregate Outstanding Balance of all Eligible Receivables, (b) General Motors Company and its Affiliates shall be equal to 9.0% of the aggregate Outstanding Balance of all Eligible Receivables, (c) Caterpillar Inc. and its Affiliates shall be equal to 12.0% of the aggregate Outstanding Balance of all Eligible Receivables and (d) Uni-Select Inc. and its Affiliates shall be equal to 4.5% of the aggregate Outstanding Balance of all Eligible Receivables after subtracting the Pass Through Reserve, the Warranty Reserve, the Sales-Promotion Reserve and the Price Give Back Accrual.

“Daily/90 Day LIBOR Rate” shall mean, for any day, a rate per annum equal to the three month London-Interbank Offered Rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time in accordance with its customary practices for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) on such day or, if such day is not a Business Day in London, the immediately preceding Business Day in London; provided that if the rate appearing on such page (or such successor or substitute page) shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. In the event that such rate is not available on any day at such time for any reason, then the “Daily/90 Day LIBOR Rate” for such day shall be the rate at which three month U.S. Dollar deposits of $5,000,000 are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m. (London time) on such day; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; and if the Administrative Agent is for any reason unable to determine the Daily/90 Day LIBOR Rate in the foregoing manner or has determined in good faith that the Daily/90 Day LIBOR Rate determined in such manner does not accurately reflect the cost of acquiring, funding or maintaining a Purchaser Interest, then the “Daily/90 Day LIBOR Rate” for such day shall be the Prime Rate.

“Level One Ratings Period” means any period during which Tenneco Automotive’s long-term senior unsecured debt is rated “BB+” or higher by S&P and Tenneco Automotive has a long term corporate family rating of “Ba2” or higher by Moody’s.

“Level Two Ratings Period” means any period, other than a Level One Ratings Period, during which Tenneco Automotive’s long-term senior unsecured debt is rated “BB-” or higher by S&P and Tenneco Automotive has a long term corporate family rating of “Ba3” or higher by Moody’s.

“Level Three Ratings Period” means any period during which Tenneco Automotive’s long-term senior unsecured debt is rated “B+” or lower by S&P or Tenneco Automotive has a long term corporate family rating of “B1” or lower by Moody’s.

“LIBO Rate” means:

(A) with respect to the Chariot Group, for each day during the relevant Tranche Period, the rate per annum equal to the sum of (i) the Daily/90 Day LIBOR Rate for such day (or if such day is not a Business Day, then the immediately preceding Business Day), plus (ii) the Applicable LIBO Rate Margin;

(B) with respect to the Liberty Street Group, the rate per annum equal to the sum of (i) (a) the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate) for deposits in U.S. dollars appearing on Reuters Screen LIBOR01 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period; provided that, if the rate appearing on such page shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that, (I) if Reuters Screen LIBOR01 is not available to a Co-Agent for any reason, the applicable LIBO Rate for the relevant Tranche Period shall instead be the applicable London interbank offered rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period, (II) if no such London interbank offered rate is available to a Co-Agent, the applicable LIBO Rate for the relevant Tranche Period shall instead be the rate determined by such Co-Agent to be the rate at which such Co-Agent offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Tranche Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Tranche Period and (III) if the rate otherwise determined pursuant to the foregoing clause (I) or (II) shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against such Co-Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus (ii) the Applicable LIBO Rate Margin; or

(C) with respect to the Wells Fargo Group, for each day during the relevant Tranche Period, the rate per annum equal to the sum of (i) LMIR as of 11:00 a.m. (London time) on such day (or if such day is not a Business Day, on the immediately preceding Business Day) plus (ii) the Wells Fargo Margin.

The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

“Liquidity Termination Date” means April 30, 2017.

“LMIR” means, for any day, the sum of the three-month “Eurodollar Rate” for U.S. Dollar deposits as reported on the Reuters Screen LIBOR01 Page (or such page as may replace Reuters Screen LIBOR01 Page); provided that if the rate appearing on such page shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Percentage” means (i) 50.76923% for the Chariot Group, (ii) 41.53846% for the Liberty Street Group and (iii) 7.69231% for the Wells Fargo Group, which percentages shall be adjusted to give effect to the terms and provisions of Section 2.2.

“Purchase Limit” means $130,000,000.

“Tenneco Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement dated as of December 8, 2014 (amending and restating the Credit Agreement dated as of September 30, 1999, as amended and restated on December 12, 2003, March 16, 2007 and March 22, 2012) (as further amended, restated, supplemented or otherwise modified from time to time) by and among Tenneco Automotive, as borrower, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the lenders, and the other financial institutions named therein as documentation and syndication agents.

(f) Exhibit I to the Receivables Purchase Agreement is hereby amended by inserting the following new defined term, in appropriate alphabetical order, therein:

“Applicable LIBO Rate Margin” means, on any date of determination, a per annum rate equal to the “Applicable Margin” in effect with respect to “Eurodollar Loans” under the Tenneco Credit Agreement on such date (as such terms are defined in the Tenneco Credit Agreement)

(g) Schedule A to the Receivables Purchase Agreement is amended and restated in its entirety as set forth on Schedule A hereto. From and after the date hereof, each reference to “Schedule A” in the Receivables Purchase Agreement shall mean and be a reference to Schedule A attached hereto.

3. Certain Representations. In order to induce the Agents and the Purchasers to enter into this Amendment, each of the Seller Parties hereby represents and warrants to the Agents and the Purchasers that (a) both immediately before and immediately after giving effect to the amendments contained in Section 2 hereof, no Amortization Event or Potential Amortization Event exists and is continuing as of the date hereof, (b) the Receivables Purchase Agreement, as amended hereby, constitutes the legal, valid and binding obligation of such Seller Party enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law and (c) each of such Seller Party’s representations and warranties contained in the Receivables Purchase Agreement is true and correct as of the date hereof as though made on such date (except for such representations and warranties that speak only as of an earlier date).

4. Effective Date. This Amendment shall become effective as of the date first above written (the “Effective Date”) upon (a) receipt by the Administrative Agent of counterparts of this Amendment, duly executed by each of the parties hereto, and consented to by the Performance Guarantor in the space provided below, (b) receipt by the Administrative Agent of counterparts to the Fourteenth Amended and Restated Fee Letter of even date herewith (the “Fee Letter”), duly executed by the Agents and the Seller and (c) receipt by each of Chariot, the Liberty Street Agent and Wells Fargo of the Amendment Fee payable to it under (and as defined in) the Fee Letter.

5. Non-Pro Rata Purchases. Notwithstanding any provision of the Agreement to the contrary, the Seller (i) requests that the Purchasers, and each such Purchaser shall, or if such Purchaser is a Conduit, such Purchaser may (and if such Conduit does not, the related Committed Purchaser shall), make a purchase of a Purchased Interest in the amount, if any, indicated on the flow of funds attached hereto as Annex B hereto for such Purchaser, and (ii) instructs each such Purchaser to pay the proceeds of such purchase by wire transfer of immediately available funds in accordance with the instructions set forth on Annex B hereto. The parties hereto acknowledge and agree that after giving effect to the payments described in the foregoing sentence, each Group shall hold Capital in accordance with its Percentage and the Capital of the Purchased Interests of each Group shall be set forth on Annex B hereto.

6. Ratification. Except as expressly modified hereby, the Receivables Purchase Agreement is hereby ratified, approved and confirmed in all respects.

7. References to Receivables Purchase Agreement. From and after the Effective Date, each reference in the Receivables Purchase Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the Receivables Purchase Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Receivables Purchase Agreement, as amended by this Amendment.

8. Costs and Expenses. The Seller agrees to pay all reasonable costs, fees, and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Agents, including Sidley Austin LLP) incurred by the Agents in connection with the preparation, execution and enforcement of this Amendment.

9. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of a manually executed counterpart of this Amendment.

11. Amendment of Second Lien Receivables Purchase Agreement. The Purchasers and Co-Agents hereby authorize and direct JPMorgan, in its capacity as First Lien Agent under the Intercreditor Agreement, to execute and consent to the amendment of the Second Lien Receivables Purchase Agreement in the form attached as Schedule I hereto. The parties hereto acknowledge and agree that JPMorgan, as First Lien Agent, shall be entitled to the rights and benefits of Article XI of the Receivables Purchase Agreement in connection with the execution of such amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

CHARIOT FUNDING LLC (as successor by merger to Falcon Asset Securitization Company LLC) as Conduit and a Committed Purchaser

By:	JPMorgan Chase Bank, N.A., Its Attorney-in-Fact

By:	/s/ John Kuhns
Name:	John Kuhns
Title:	Executive Director

JPMORGAN CHASE BANK, N.A., as Chariot Agent and as Administrative Agent

By:	/s/ John Kuhns
Name:	John Kuhns
Title:	Executive Director

Signature Page to

Amendment No. 5 to Third Amended and Restated Receivables Purchase Agreement

(Tenneco Automotive RSA Company)

THE BANK OF NOVA SCOTIA, as a
Committed Purchaser and as Liberty Street Agent

By:	/s/ Paula J. Czach
Name:	Paula J. Czach
Title:	Managing Director

Signature Page to

Amendment No. 5 to Third Amended and Restated Receivables Purchase Agreement

(Tenneco Automotive RSA Company)

LIBERTY STREET FUNDING LLC

By:	/s/ John L. Fridlington
Name:	John L. Fridlington
Title:	Vice President

Signature Page to

Amendment No. 5 to Third Amended and Restated Receivables Purchase Agreement

(Tenneco Automotive RSA Company)

WELLS FARGO BANK, N.A., as a
Committed Purchaser and as Wells Fargo Agent

By:	/s/ Michael J. Landry
Name:	Michael J. Landry
Title:	Vice President

ACKNOWLEDGED AND CONSENTED TO:

WELLS FARGO BANK, N.A.,
as Second Lien Agent

By:	/s/ Michael J. Landry
Name:	Michael J. Landry
Title:	Vice President

Signature Page to

Amendment No. 5 to Third Amended and Restated Receivables Purchase Agreement

(Tenneco Automotive RSA Company)

TENNECO AUTOMOTIVE RSA COMPANY, a Delaware corporation

By:	/s/ John E. Kunz
Name:	John E. Kunz
Title:	President and Treasurer

TENNECO AUTOMOTIVE OPERATING COMPANY INC., a Delaware corporation

By:	/s/ John E. Kunz
Name:	John E. Kunz
Title:	Vice President & Controller

By its signature below, the undersigned hereby consents to the terms of the foregoing Amendment, confirms that its Performance Undertaking remains unaltered and in full force and effect and hereby reaffirms, ratifies and confirms the terms and conditions of its Performance Undertaking:

TENNECO INC., a Delaware corporation

By:	/s/ John E. Kunz
Name:	John E. Kunz
Title:	Vice President & Controller

Signature Page to

Amendment No. 5 to Third Amended and Restated Receivables Purchase Agreement

(Tenneco Automotive RSA Company)

SCHEDULE A

COMMITMENTS OF COMMITTED PURCHASERS

GROUP	COMMITTED PURCHASER	COMMITMENT
Chariot Group	Chariot Funding LLC	$66,000,000
Liberty Street Group	The Bank of Nova Scotia, New York Agency	$54,000,000
Wells Fargo Group	Wells Fargo Bank, N.A.	$10,000,000

SCHEDULE I

FORM OF AMENDMENT TO

SECOND LIEN RECEIVABLES PURCHASE AGREEMENT

(See Slot Amendment)